                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[_]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BIRMINGHAM STEEL CORPORATION
                      -----------------------------------
                (Name of Registrant as specified in its charter)

                               ----------------
      (Name of person(s) filing proxy statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
    (2)   Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4)   Proposed maximum aggregate value of transactions:
    (5)   Total fee paid.

--------
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid:
    (2)   Form, Schedule or Registration Statement No.:
    (3)   Filing Party:
    (4)   Date Filed:

[LOGO OF BIRMINGHAM STEEL CORPORATION]

[LETTERHEAD OF BIRMINGHAM STEEL CORPORATION]


                                                               November 22, 1999

Dear Birmingham Steel Stockholder:

   We are pleased to inform you that Institutional Shareholder Services (ISS), the nation's leading proxy voting advisory firm, has issued a report recommending that stockholders re-elect the Company's nominees for the Board of Directors at the Annual Meeting of Stockholders on December 2nd.

   ISS, whose analyses and recommendations are closely followed by its 700 institutional and corporate clients and many other investors, urges stockholders to reject the attempt by the dissident United Group to replace Birmingham Steel's incumbent directors with the board slate put forth by the United Group. In fact, ISS recommends that stockholders "discard the dissident blue proxy card."

   In its carefully prepared written report, ISS points out that the decline in Birmingham Steel's stock price did not begin with the arrival of the Company's current management team in 1996, as the dissidents have suggested. ISS recognizes that the stock price decline began in the summer of 1994, within months of the November 1993 purchase of American Steel & Wire (AS&W), which became the Company's Special Bar Quality (SBQ) division.

   Referring to former CEO James Todd, who is now a member of the dissident group, the ISS report notes that "while returns to shareholders during the past three-plus years have been dismal . . . the returns over the final two years of the Todd era were even worse."

   ISS also recognizes that currently challenging industry conditions, including overcapacity, flattening demand, import pressure and weak prices, coupled with company-specific issues, "do not support further pursuit of the [SBQ] business by BIR." The report also points out that fully half of Birmingham Steel's independent directors joined the Company within the last two years "and therefore cannot be fairly held accountable for the SBQ performance."

   Noting that Birmingham Steel is highly leveraged and under the intense scrutiny of its lenders, the ISS report says that "prudent investors should not throw out the baby with the bathwater" by voting for a dissident group that proposes to keep and continue to fund the SBQ operations.

   The report says that in the view of ISS, there is more risk in keeping the SBQ assets and perpetuating the cash drain than in divesting them and reducing remaining debt via cash flow generated from the Company's core mini-mill and scrap operations.

   ISS concludes: "We therefore recommend that shareholders vote in favor of the incumbent directors and reject the dissident slate of nominees." (emphasis added)

   We are gratified that an objective, knowledgeable observer like ISS has evaluated all aspects of this proxy fight and has validated what we have been saying all along about the roots of the Company's difficulties in decisions and commitments that started with the original purchase of AS&W in 1993, and about the need to divest the SBQ division as part of our strategic restructuring. Above all, ISS has concluded how important it is to the preservation and enhancement of stockholder value to re-elect Birmingham Steel's incumbent Board of Directors.

   Birmingham Steel's Board and management remain committed to building your Company's value for you and all our stockholders. We believe we have been taking the right strategic, operational and financial steps to achieve that over-riding objective. And we believe that given the high credibility in which ISS analyses and recommendations are held by hundreds of institutional and corporate clients and countless other investors, the favorable recommendation of ISS will be a significant factor in ensuring that our value-creation objective will be achieved.

   As the Annual Meeting of Stockholders on December 2nd approaches--a meeting that in a very real sense will determine the future of your Company--we urge you to consider carefully these key facts:

  .  Birmingham Steel's core operations are strong and profitable.

  . The performance of the Company's core operations has improved since the current management team first arrived beginning in early 1996.

  . The dissident group nominees lack the necessary steel industry experience.

  . Birmingham Steel simply cannot afford to keep and try to "fix" the SBQ business.

                                     * * *

   The future of Birmingham Steel and the value of your investment are in your hands. You can vote for an experienced and dedicated incumbent Board and management team or turn control over to a dissident group that includes seven individuals who appear to have no steel industry experience. You can vote for an incumbent Board and management who have developed and are already implementing a well-thought-out strategic restructuring program that includes the sale of the SBQ division--or for a dissident group that wants to keep SBQ indefinitely and keep spending millions of dollars to "fix" it.

   IN SHORT, THE CHOICE IS YOURS. YOU CAN REJECT THE DISSIDENT GROUP AND ITS NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD TODAY. WE STRONGLY URGE YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY THE DISSIDENT GROUP.

   We sincerely appreciate your thoughtful attention to these important issues.

                                         Very truly yours,


                                         /s/ Robert A. Garvey
                                         ROBERT A. GARVEY
                                         Chairman and Chief Executive Officer


                                   IMPORTANT

    VOTE FOR A BOARD OF DIRECTORS THAT IS COMMITTED TO BUILDING THE VALUE OF
                     BIRMINGHAM STEEL FOR ALL STOCKHOLDERS!

            WE STRONGLY URGE YOU TO VOTE FOR THE COMPANY'S BOARD OF
                DIRECTORS BY SIGNING, DATING AND RETURNING THE
                        ENCLOSED WHITE PROXY CARD TODAY!

   If you have any questions or need assistance in voting your shares, please call:

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022

                         Call Toll-Free: (888) 750-5834
                  Banks and Brokers call collect: (212) 750-5833